UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 16, 2012
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 16, 2012, Warren Resources, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). There were 62,038,100 shares of common stock of the Company, constituting 86.53% of outstanding shares on March 30, 2012, the record date, represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1. To elect Len DeCecchis and Thomas Noonan as directors for a term expiring at the 2015 annual meeting, or until their successors are duly elected:

Name	For	Withhold
Len DeCecchis	44,148,333	3,273,763

Thomas Noonan	42,987,606	4,434,490

All director nominees were duly elected.

Proposal 2.  Ratification of the appointment of Grant Thornton LLP as independent auditors for 2012.

For	Against	Abstain
61,519,820	300,163	218,117

The selection of Independent Auditors was ratified.

Proposal 3.  To approve, on a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in the 2012 proxy statement.

For	Against	Abstain
41,676,295	1,976,668	3,769,133

On a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in the 2012 proxy statement was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 2012

WARREN RESOURCES, INC.

By:	/s/ David E. Fleming
David E. Fleming,
Senior Vice President,
General Counsel & Corporate Secretary